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                                              APPLICATION FORM FOR KEOGH PLAN

                                                  PLEASE COMPLETE AND MAIL TO:

[Logo]                                            FARM BUREAU MUTUAL FUNDS
FARM BUREAU MUTUAL FUNDS                          BOX 9194
                                                  DES MOINES, IOWA 50306-9194

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FUND SELECTION         / / FBL MONEY MARKET FUND $
                                                  ----------------------
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FBL SERIES FUND*
/ / MONEY MARKET           $             / / HIGH GRADE BOND  $
                             --------                            --------
/ / GROWTH COMMON STOCK    $             / / BLUE CHIP        $
                             --------                            --------
/ / HIGH YIELD BOND        $             / / MANAGED          $
                             --------                            --------
                         TOTAL INVESTMENT $ -----------
*If no Portfolio is designated, the Money Market Portfolio will be selected.
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ACCOUNT INFORMATION
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EMPLOYER NAME
             -------------------------------------------------------------------
                           (firm name, if applicable)

ADDRESS
       -------------------------------------------------------------------------
                STREET                    CITY-TOWN          STATE     ZIP CODE

EMPLOYER TAX I.D.#                        DATE OF BIRTH
                  ---------------------                  -----------------------
OR SOCIAL SECURITY #                                        MONTH  DAY  YEAR
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BENEFICIARY INFORMATION
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               DESIGNATED BENEFICIARY     SOCIAL SECURITY #    DATE OF BIRTH

PRIMARY:       ----------------------     ---------------      -----------------

CONTINGENT:    ----------------------     ---------------      -----------------
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CUSTODIAN & CUSTODY FEES
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In accordance with the terms of the Custodial Agreement, the custodial fee is stated in the current Designated Fund Statement of Additional Information, the fee for each year (or any part of a Plan Year) will be deducted from all Participant's accounts, including those Participants receiving periodic distributions under the Plan and including any Owner-Employee whose account is being held by the Custodian after termination of the Plan and before distribution.

ACCEPTED BY:  INVESTORS FIDUCIARY TRUST COMPANY ("IFTC"), OF KANSAS CITY, MO.

BY:                                                 DATE:
   -------------------------------------------            ---------------------
(FBL INVESTMENT ADVISORY SERVICES, INC. AS AGENT FOR IFTC)
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APPOINTMENT OF CUSTODIAN & PLAN ACCEPTANCE BY EMPLOYER
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The Employer hereby establishes a plan and trust upon the respective terms and conditions contained in the Farm Bureau Prototype Paired Defined Contribution Plan (the "Plan") and Trust Agreement. The Employer hereby acknowledges receipt of the Plan, appropriate Adoption Agreement and annexed Trust Agreement, Custodial Agreement and other prospectus(es). The Employer further acknowledges that the appropriate Adoption Agreement has been executed and appoints Investors Fiduciary Trust Company of Kansas City, MO as Custodian. The Employer shall be deemed "Named Fiduciary", "Trustee" and "Plan Administrator".

Signatures:


--------------------------------        ---------------------
      Employer or Partner                        Date


--------------------------------        ---------------------   ---------------
   Registered Representative                     Date              Reg. Rep. #

Retain the attached Custodial    EXCHANGE BETWEEN PORTFOLIOS*
Agreement for your records.      / / Yes   / / No
                                 I authorize exchanges between Portfolios upon instruction from any person by telephone. If neither box is checked, the telephone exchange privilege will be provided. Shares held in certificated form may not be exchanged.
                                 *Subject to $5.00 service charge per exchange.
737-924 (11-91)

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THIS AGREEMENT shall become effective upon its acceptance in writing by the bank or its agent designated in the Application Form attached hereto of its appointment to serve as Custodian in accordance with the terms of this agreement.

SECTION 1 - ESTABLISHMENT OF ACCOUNT

C1.1 Establishment of Custodial and Participant's Account. The Custodian shall open and maintain a Custodial Account, and as a part thereof, Participants' Accounts, for such individuals as the Employer has set forth in the Application Form and the Employer shall from time to time certify to it as Participants in the Plan.

          The Employer shall promptly notify the custodian in writing of any change in the name or address or change in employment status, where pertinent, of any Participant. The Participants' Accounts shall be kept in a manner which will permit an accurate determination of the contributions hereafter made by the Employer and of the voluntary contribution, if any, hereafter made by the Participants.

SECTION 2 - RECEIPT OF CONTRIBUTIONS

C2.1 The Custodian shall accept and hold in the Custodial Account such contributions of money on behalf of the Participants as it may receive from time to time from the Employer. All such contributions shall be accompanied by written instructions from the Employer specifying the Participant's Account to which they are to be credited and shall be so credited upon receipt. Such instructions shall also specify the portion of the amount to be so credited which is derived from Employer Contributions and Participant's voluntary contributions. The Custodian shall be fully protected in acting on such instructions. The minimum initial contribution for this Custodial Account which the Custodian shall be required to accept shall be as established in the Designated Fund's prospectus.

SECTION 3 - INVESTMENT OF ACCOUNT ASSETS

C3.1 The amount of each contribution credited to a Participant's Account shall be applied to the purchase of full and fractional shares of the Designated Fund (Fund Shares) as heretofore directed by the Employer in the application form attached hereto from FBL Investment Advisory Services, Inc.
          (Management Company), the exclusive distributor for such Fund Shares, and the shares so purchased shall be credited to such account. Such purchases shall be made daily on the date such contributions are received provided shares of the Designated Fund are offered for sale on that day; otherwise, on the next following business day on which such shares are offered for sale.

C3.2 All dividends and capital gains distributions received on the Fund Shares held in each Participant's Account shall be reinvested in full and fractional shares of the Designated Fund.

C3.3 All Fund shares acquired by the Custodian shall be registered in the name of the Custodian or of its registered nominee as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder exempting such transactions from liability for stock transfer taxes, but the beneficial ownership thereof shall be deemed vested in the Participant for whose account the shares are credited.

SECTION 4 - DISTRIBUTIONS FROM THE CUSTODIAL ACCOUNT

C4.1 When a Participant's benefit becomes payable pursuant to the Plan the Employer shall certify that such benefit is payable and the Custodian or its Agent shall as soon as practicable thereafter distribute such amount in accordance with the terms and conditions of such instructions which shall contain all information necessary for the Custodian or its Agent to make such distribution; such Employer represents and warrants that such instructions shall at all times be in accordance with the provisions of the Plan. In the event of the death of a Participant before full distribution of his account, the amount credited to his account shall be distributed in kind or in cash in the sole discretion of the Custodian in accordance with the terms and in the manner provided in the Plan. The Employer may furnish written instructions to the Custodian or its Agent specifying a method of payment as provided in the Plan prior to the date a benefit becomes distributable, and the last such instructions received by the Custodian or its Agent shall control unless superseded by written instructions accompanying the instructions directing distribution of a benefit.

C4.2 Anything herein to the contrary notwithstanding, if the Custodian should at any time receive notice (by certified or registered mail) from the Internal Revenue Service that any contributions made by or on behalf of a Participant was an excess contribution, the Custodian shall, on or before the close of the six-month period beginning with the date of such notice, distribute to such Participant from his Account, Fund Shares equal in value to the net amount of such excess contribution and the net income attributable thereto; except that the Custodian shall, if the Employer within sixty days of the date of such notice so directs in writing and if there has been no notice to the Custodian of a determination by the Internal Revenue Service that the excess contribution by or on behalf of a Participant was willfully made, credit such amount or such portion thereof as the Employer shall direct as a contribution for such Participant for the then current taxable year.

SECTION 5

C5.1 The Custodian or its Agent shall deliver all notices, prospectus, financial statements, proxies and proxy solicitation material relating to the Fund Shares held hereunder and shall deliver same to the beneficial owners. The beneficial owner shall vote and sign such proxies which represent his investment held by the Custodian.

SECTION 6 - REPORTS OF THE CUSTODIAN AND EMPLOYER

C6.1 The Custodian or its Agent shall keep accurate and detailed records of all receipts, investments, disbursements and all other transactions required to be performed hereunder. At the request of the Employer the Custodian or its Agent will, within sixty days after the close of each Plan year, furnish to the Employer a statement of the transactions mentioned herein.

          Within sixty days after the Custodian's resignation or removal pursuant to Section 10 hereof, the Custodian or its Agent will upon request furnish a statement reflecting the current balance and transactions which have been transpired since the previous statement furnished to the Employer.

SECTION 7 - CUSTODIAN'S FEES AND EXPENSES OF THE ACCOUNT

C7.1 Any income, gift, estate and inheritance taxes or other tax of any kind whatsoever that may be levied or assessed upon or in respect of the Custodial Account (other than transfer taxes) shall be paid from the assets of the Custodial Account and shall, unless allocable to the Accounts of specific Participants, be charged proportionately to the Participant's respective accounts. The Custodian may, at its option, collect any amounts so charged from the amount of any contribution or earnings to be credited to the Custodial Account or by sale or liquidation of the assets credited to such account and if the assets of such accounts are insufficient to satisfy such charges, the Employer shall pay any deficit therein to the Custodian. Any transfer taxes incurred by the Custodian in connection with the investment and reinvestment or transfer of the assets of the Custodial Account and all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian and compensation to the Custodian, shall be charged to and paid by the Employer or may, at the Custodian's option, be collected by the Custodian from the amount of any contribution or earnings to be credited to the Custodial Account or by sale or liquidation of the assets credited to such account in which event such amounts shall, unless allocable to the accounts of specific Participants, be charged proportionally to the Participants' respective accounts. Until otherwise changed in accordance with the terms of the Custodial Agreement, the Custodian shall receive fees for its services in respect to each Participant's account as provided in the current Designated Fund prospectus.

SECTION 8 - CONCERNING THE CUSTODIAN

C8.1 The Custodian shall not be responsible in any way for the collection of contributions provided for under the Plan, the purpose or propriety of any distribution made pursuant to Section 4 hereof, or any other action or nonaction taken pursuant to the Employer's direction nor shall the Custodian have any duty or responsibility to determine whether information furnished to it by the Employer is correct. The Employer (and his or their legal representatives, heirs, successors, or assigns) shall at all times fully indemnify and save harmless the Custodian, its successors and assigns, from any liability arising from any and all personal liability arising from distributions made or actions taken at the Employer's discretion, and from any and all other liability whatsoever which may arise in connection with this agreement except the obligation of the Custodian to perform the things to be done by it under this Agreement. The

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          Custodian shall be under no duty to take any action other than as herein specified with respect to the Custodial Account unless the Employer shall furnish the Custodian with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian in writing to do so and shall have been fully idemnified to the satisfaction of the Custodian. The Custodian shall be under no duty to defend or engage in any suit with respect to the Custodial Account unless the Custodian shall have first agreed in writing to do so and shall have been fully indemnified to the satisfaction of the Custodian. The Custodian shall be protected in acting upon any written order or direction from the Employer or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed (including designation of beneficiary received from Participants), and so long as it acts in good faith in taking or omitting to take any other action. Before making any distribution in the case of the death of a Participant, the Custodian or its Agent shall be furnished with such certified death certificates, inheritance tax releases and other documents as may be required by the Custodian, and with such indemnity agreement as the Custodian may then request. No amendment of the Plan shall place any greater burden on the Custodian without his written consent. The Custodian shall not be liable for interest on any cash or cash balances maintained in the Custodial Account. The Employer shall have the sole authority to enforce this agreement on behalf of any and all persons having or claiming any interest in the Custodial Agreement by virtue of this agreement or the Plan. To protect the Custodial Account from the expenses which might otherwise be incurred, it is imposed as a condition to the acquisition of any interest in the Custodial Account, and is hereby agreed, that no person other than the Employer may institute or maintain any action or proceeding against the Custodian in the abscence of written authority from the Employer or a determination of a court of competent jurisdiction that in refusing authority the Employer has acted fraudulently or in bad faith.

SECTION 9 - AMENDMENT

C9.1 The Custodian reserves the right to amend this agreement including the fee schedule set forth in the Designated Fund prospectus in any respect provided, however, except pursuant to Section 15 hereof, under no circumstances shall any part of the assets of the Custodial Account revert to the Employer (other than in his capacity as Owner-Employee under the Plan) or be used for or diverted to purposes other than for the exclusive benefit of Participants. The Employer will be notified of any change within 60 days after the adoption of any amendment.

SECTION 10 - RESIGNATION OR REMOVAL OF CUSTODIAN

C10.1 The Custodian may resign at any time upon 30 days' notice in writing to the Employer, and may be removed by the Employer at any time upon 30 days' notice in writing to the Custodian. Upon such resignation or removal, the Employer shall appoint a successor custodian, which successor shall be a "bank" as defined in Section 401(d)(1) of the Internal Revenue Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Accout or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian. If within 30 days after the Custodian's resignation or removal the Employer has not appointed a successor custodian which has accepted such appointment the Custodian shall, unless it elects to terminate the Custodial Account pursuant to Section 11, appoint such successor itself. The Custodian shall not be liable for the acts or omissions of any successor custodian, whether or not the Custodian makes such an appointment itself.

SECTION 11 - TERMINATION OF ACCOUNT

C11.1 The Custodian may elect to terminate the Custodial Account if within 30 days after its resignation or removal pursuant to Section 10 the Employer has not appointed a successor custodian which has accepted such appointment. The Custodian shall terminate the account upon receiving written notice of:

          (1)  termination of the Plan by the Employer;

          (2)  the Employer's death, if the Employer is a sole proprietor; or

          (3) termination of the partnership, if the Employer is a partnership, unless in either of the latter two events provision is made by a successor to the business of the Employer for the continuation of the Plan and this agreement upon terms satisfactory to the Custodian. Termination of the Custodial Account shall be effected by distributing all assets thereof to the Participants pursuant to written direction of the Employer (who represents and warrants that such directions shall be and are in accordance with the provisions of the Plan) or, if the Employer was a sole proprietor who is dead, such distribution shall be effected in such manner as determined by the Custodian, in each instance in accordance with and subject to the provisions and limitations of the Plan. Upon the completion of such distribution the Custodian shall be relieved from all liability with respect to all amounts so paid.

SECTION 12 - PROHIBITED TRANSACTIONS

C12.1 The Custodian shall not, directly or indirectly (and nothing herein shall be construed to so require the Custodian):

          (a) lend any part of the custodial account or the income of such account to; or

          (b)  pay any compensation for personal services to; or

          (c) make any part of its services available on a preferential basis to; or

          (d) acquire for the custodial account any property (other than cash contributions permitted by the Plan) from, or sell any property to:

               any Employer or any Owner-Employeee who controls the trade or business of any Employer, a member of the family of any such Owner-Employee or a corporation controlled by any such Employer or Owner-Employee through the ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock of the corporation.

SECTION 13 - PROHIBITION OF DIVERSION

C13.1 At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries.

SECTION 14 - NOTICES TO EMPLOYER AND PARTICIPANTS

C14.1 Any notice from the Custodian or its Agent to the Employer or to any Participant provided for in this agreement shall be effective if sent by regular mail to the Employer or such Participant, as the case may be, at his address as shown on the records of the Custodian.

SECTION 15 - INTERNAL REVENUE SERVICE APPROVAL

C15.1 The Custodial Account is established with the intent that it shall be part of a qualified plan under Section 401 of the Internal Revenue Code. All terms and provisions contained herein shall therefore be interpreted, whenever possible, so as to be in compliance with the requirements of qualification under such Code. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian.

SECTION 16 - INALIENABILITY OF BENEFITS

C16.1 The Benefits provided in the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized, except by the Custodian for its fees and expenses under this Custodial Agreement and except to such extent as may be required by law.

SECTION 17 - GOVERNING LAWS

C17.1 This agreement and Designations of Beneficiary, and all property rights, including rights to distributions after the death of a Participant, under the Plan, shall be construed in accordance with the laws of the State of Iowa.